Exhibit 99

                CompuDyne Reports $0.65 Loss for Third
Quarter; Backlogs Increase to $135 Million, Cost Reductions in Place;
                  Outlook is Significantly Improved

    ANNAPOLIS, Md.--(BUSINESS WIRE)--Nov. 9, 2005--CompuDyne Corporation (Nasdaq:CDCY), an industry leader in sophisticated security products, integration and technology for the public security markets, today reported a loss of $5.2 million or $0.65 per share for the third quarter of 2005 compared to a loss of $1.9 million or $0.23 per share for the third quarter of 2004. The third quarter 2005 loss included a $500 thousand tax benefit, while the third quarter 2004 loss included a $1.2 million tax benefit. Revenues for the third quarter of 2005 were $33.5 million, essentially unchanged from revenues of $33.4 million for the third quarter of 2004.
    Combined backlogs increased by 3% to $135.2 million at September 30, 2005. These backlogs do not include the recently announced $14.3 million project now underway at our Attack Protection segment.
    Institutional Security Systems ("ISS") had a pre-tax loss of $170 thousand in the third quarter of 2005 compared to a pre-tax loss of $806 thousand in the third quarter of 2004. Revenues in the third quarter of 2005 were $15.5 million, up 32% from $11.8 million in the third quarter of 2004. ISS is beginning to benefit from its increasing backlogs and from the elimination of its West Coast regional office problems. This business remains challenged by substantial legal costs related to pursuing claims and change orders related to substantially completed contracts. Legal costs for ISS were $150 thousand in the third quarter of 2005 and are expected to remain at relatively high levels for the next few quarters. Bidding activity is strong in ISS' traditional corrections business due to pent up demand for additional capacity that has been building during the past three years of low new project starts. ISS is also beginning to see positive results from its move into non-corrections markets.
    Attack Protection ("AP") had a pre-tax loss of $1.8 million in the third quarter of 2005 compared to a pre-tax loss of $2.1 million in the third quarter of 2004. Revenues were $5.9 million in the third quarter of 2005, down 9.5% from $6.5 million in the third quarter of 2004. While sales of blast protection products increased slightly in the third quarter of 2005, sales of perimeter sensors were down sharply due to testing requirements and delays in awards of several major contracts, which are expected to slip into late 2005 or early 2006. Sales of blast protection products are expected to increase dramatically late in the fourth quarter and in 2006 due to releases on a number of embassy projects and the fast track nature of the segment's recently initiated $14.3 million project. With the inclusion of the new project, AP backlogs have reached record levels by a wide margin. Operating margins at AP have improved significantly due to a combination of cost reduction efforts through a reduction in personnel and the implementation of Lean Manufacturing and due to the elimination of the losses related to a major contract in 2004. AP also is experiencing heavy legal expense related to several ongoing lawsuits, with third quarter 2005 legal expenses totaling $150 thousand. During the quarter Fiber SenSys introduced its revolutionary new "SPIDeR" point detection perimeter sensor that is expected to contribute importantly to revenues and profits in 2006.
    CompuDyne Public Safety & Justice ("CPS&J") had a pre-tax loss of $3.2 million in the third quarter of 2005 compared to a profit of $370 thousand in the third quarter of 2004. Revenues were $9.2 million, a decline of 22% from $11.8 million for the third quarter of 2004. The decline in revenue is the result of a relatively low backlog going into 2005 and the delay in signing contracts for two major projects during 2005 (the larger of which is now signed and the other is expected to be signed shortly). The decline in revenue is also reflective of a diversion of engineering resources during the year to new product and software architecture activities, at the expense of billable project activity. Gross margins contracted during the third quarter of 2005 due to a concentration of old, low billable rate projects that were completed to achieve milestone billing points, and due to costs related to a major "right-sizing" process during the third quarter which is expected to result in annualized savings in excess of $3 million. Selling, general and administrative expenses as well as research and development costs have increased due to the program, instituted this year, to outsource a substantial amount of software development work in order to accelerate the implementation of the businesses' transition to .NET architecture, a process that continues at a strong pace. Operating margins were further impacted by the Xanalys acquisition that is anticipated to lose money through the end of 2005 and the period costs for staging the businesses' annual User's Group conference. CPS&J had a very successful User's Conference in September, with over 450 attendees. The businesses' roadmap for conversion to .NET, as well as its new 24/7, Copperfire and Xanalys products, were very well received at the conference. CPS&J has also successfully completed a $7 million installation of its innovative CorrMedica institutional medical management software product, with good prospects for additional awards. With the cost of the right-sizing behind us, a re-allocation of resources to revenue production, a greatly improved backlog of signed contracts, and an improving mix of newer project activity with higher billing rates, the outlook for the fourth quarter of 2005 and 2006 is substantially improved despite the continuing aggressive investment in software development.
    Integrated Electronic Systems ("IES") had a pre-tax profit of $172 thousand in the third quarter of 2005 compared to a pre-tax profit of $137 thousand in the third quarter of 2004. Profits suffered from an unusually high level of legal costs at IES, totaling $57 thousand in the third quarter of 2005. Revenues were $2.9 million, a decline of 12% from $3.3 million in the third quarter of 2004. Two important revenue sources ramped up in the third quarter: a major project for the Navy, and the five-year $25 million contract for the Bureau of Engraving & Printing (which remains under protest by the prior contractor). Prospective new business activity has picked up throughout the year. Excellent progress was made on the signals intelligence products manufactured by IES' Data Control Systems ("DCS") division and deliveries are expected to increase in the fourth quarter and beyond.
    Corporate expenditures remained at a very high level, $1.3 million, during the third quarter of 2005, equal to the $1.3 million in the third quarter of 2004. Total third party spending on audit, Sarbanes Oxley, and 404 related efforts was $582 thousand for the quarter. Internal personnel costs and management diversion related to these legislated requirements remains very high. While these expenditures and diversion of internal resources will remain relatively high during the fourth quarter, it is expected to decline materially in 2006. Net interest expense was $561 thousand during the third quarter of 2005, flat with the $560 thousand for the third quarter of 2004. Reductions in staffing at the corporate level will provide a benefit in the fourth quarter of 2005 and a continuing benefit in 2006.
    The Company ended the third quarter of 2005 with cash and marketable securities of $18.3 million, basically unchanged from the $18.1 million at the end of the second quarter of 2005.
    While third quarter results were worse than expected, and certainly disappointing, the Company believes that due to sharply increased activity levels, recent contract signings and project activity releases, the absence of certain unusual costs, and cost reduction actions taken during the third quarter, that fourth quarter and 2006 results will be significantly improved. The Company continues to explore alternatives to simplify and focus its operations due to the increased costs of doing business as a public company.

    Certain statements made in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including those statements concerning the Company's expectations with respect to future operating results and other events. Although the Company believes it has a reasonable basis for these forward-looking statements, these statements involve risks and uncertainties that cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors which could cause actual results to differ from expectations include, among others, capital spending patterns of the security market and the demand for the Company's products, competitive factors and pricing pressures, changes in legislation, regulatory requirements, government budget problems, the Company's ability to secure new contracts, the ability to successfully grow the Company by completing acquisitions, the ability to remain in compliance with its bank covenants, delays in government procurement processes, ability to obtain bid, payment and performance bonds on various of the Company's projects, technological change or difficulties, the ability to refinance debt when it becomes due, product development risks, commercialization difficulties, adverse results in litigation, the level of product returns, the amount of remedial work needed to be performed, costs of compliance with Sarbanes-Oxley requirements and the impact of the failure to comply with such requirements, risks associated with internal control weaknesses identified in complying with Section 404 of Sarbanes-Oxley, the Company's ability to realize anticipated cost savings, the Company's ability to simplify its structure and modify its strategic objectives, and general economic conditions. Risks inherent in the Company's business and with respect to future uncertainties are further described in its other filings with the Securities Exchange Commission, such as the Company's Form 10-K, Form 10-Q, and Form 8-K reports.



                COMPUDYNE CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEETS
                              (unaudited)

                                           September 30, December 31,
                                               2005          2004
                                           ------------- -------------
                                             (dollars in thousands)
                   ASSETS

Current Assets
     Cash and cash equivalents             $     10,299  $      5,198
     Marketable securities                            -        19,577
     Cash and marketable securities -
      pledged                                       489             -
     Accounts receivable, net                    31,985        34,291
     Contract costs in excess of billings        14,384        16,087
     Inventories                                  5,740         5,165
     Prepaid expenses and other                   4,162         5,412
                                           ------------- -------------
        Total Current Assets                     67,059        85,730

Cash and marketable securities - pledged          7,555             -
Property, plant and equipment, net               10,718        12,094
Goodwill                                         25,971        25,894
Other intangible assets, net                      8,211         8,460
Other                                               716           713
                                           ------------- -------------
        Total Assets                       $    120,230  $    132,891
                                           ============= =============


        LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
     Accounts payable and accrued
      liabilities                          $     18,238  $     21,771
     Billings in excess of contract costs
      incurred                                   12,099        13,497
     Deferred revenue                             7,656         5,998
     Current portion of notes payable               440           440
                                           ------------- -------------
        Total Current Liabilities                38,433        41,706

Notes payable                                     3,125         3,565
Convertible subordinated notes payable,
 net                                             39,258        39,118
Deferred tax liabilities                          2,072         2,072
Other                                               501           599
                                           ------------- -------------
        Total Liabilities                        83,389        87,060
                                           ------------- -------------

Commitments and Contingencies

Total Shareholders' Equity                       36,841        45,831
                                           ------------- -------------
        Total Liabilities and
         Shareholders' Equity              $    120,230  $    132,891
                                           ============= =============




                COMPUDYNE CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                              (unaudited)

                               Three Months Ended   Nine Months Ended
                                  September 30,       September 30,
                                 2005      2004      2005      2004
                               --------- --------- --------- ---------
                                (in thousands, except per share data)

Revenue                        $ 33,499  $ 33,360  $100,909  $110,170
Cost of sales                    24,982    24,552    69,582    80,017
                               --------- --------- --------- ---------

Gross profit                      8,517     8,808    31,327    30,153

Selling, general &
 administrative expenses         10,587     9,288    30,909    26,119

Research and development          3,149     2,051     7,502     5,680
                               --------- --------- --------- ---------
Loss from operations             (5,219)   (2,531)   (7,084)   (1,646)
                               --------- --------- --------- ---------

Total other expense, net            558       540     1,651     1,783
                               --------- --------- --------- ---------

Loss before income taxes         (5,777)   (3,071)   (8,735)   (3,429)
Income tax benefit                 (500)   (1,221)     (500)   (1,362)
                               --------- --------- --------- ---------
Net loss                       $ (5,277) $ (1,850) $ (8,235) $ (2,067)
                               ========= ========= ========= =========

Loss per share:
---------------
Basic loss per common share    $   (.65) $   (.23) $  (1.01) $   (.26)
                               ========= ========= ========= =========

Weighted average number of
 common shares outstanding        8,116     8,171     8,132     8,085
                               ========= ========= ========= =========

Diluted loss per common share  $   (.65) $   (.23) $  (1.01) $   (.26)
                               ========= ========= ========= =========

Weighted average number of
 common shares and equivalents    8,116     8,171     8,132     8,085
                               ========= ========= ========= =========




                COMPUDYNE CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED FINANCIAL DATA
                       (in thousands, unaudited)

                            Three Months Ended     Nine Months Ended
                               September 30,         September 30,
                             2005       2004       2005       2004
                           ---------- ---------- ---------- ----------
Revenues
  Institutional Security
   Systems                 $  15,548  $  11,783  $  43,008  $  41,794
  Attack Protection            5,892      6,510     18,855     20,204
  Integrated Electronic
   Systems                     2,898      3,296      6,805     11,242
  Public Safety and
   Justice                     9,161     11,771     32,241     36,930
                           ---------- ---------- ---------- ----------
                           $  33,499  $  33,360  $ 100,909  $ 110,170
                           ========== ========== ========== ==========



                            Three Months Ended     Nine Months Ended
                                 June 30,              June 30,
                             2005       2004       2005       2004
                           ---------- ---------- ---------- ----------
Pre-tax income (loss)
  Institutional Security
   Systems                 $    (170) $    (806) $     528  $    (683)
  Attack Protection           (1,800)    (2,101)    (2,141)    (3,236)
  Integrated Electronic
   Systems                       172        137        180        551
  Public Safety and
   Justice                    (3,188)       370     (3,270)     1,765
  Corporate                     (791)      (671)    (4,032)    (1,826)
                           ---------- ---------- ---------- ----------
                           $  (5,777) $  (3,071) $  (8,735) $  (3,429)
                           ========== ========== ========== ==========


      Backlog             September 30,     June 30,     December 31,
                              2005           2005           2004
                          -------------- -------------- --------------
         Institutional
          Security
          Systems         $      52,557  $      56,492  $      49,324
         Attack
          Protection             16,210         19,466         20,803
         Integrated
          Electronic
          Systems                 8,146          9,105          8,299
         Public Safety
          and Justice            58,270         46,045         48,434
                          -------------- -------------- --------------
            Total         $     135,183  $     131,108  $     126,860
                          ============== ============== ==============




             RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
                       (in thousands, unaudited)

                            Three Months Ended     Nine Months Ended
                               September 30,         September 30,
                             2005       2004       2005       2004
                           ---------- ---------- ---------- ----------

Net loss                   $  (5,277) $  (1,850) $  (8,235) $  (2,067)
Interest expense                 748        849      2,301      2,443
Tax benefit                     (500)    (1,221)      (500)    (1,362)
Depreciation and
 amortization                    872        732      2,596      2,099
                           ---------- ---------- ---------- ----------
EBITDA                     $  (4,157) $  (1,490) $  (3,838) $   1,113
                           ========== ========== ========== ==========


    This press release contains unaudited financial information that is not prepared in accordance with generally accepted accounting principals (GAAP). Investors are cautioned that the non-GAAP financial measures are not to be construed as an alternative to GAAP. The Company's management uses earnings before interest, taxes, depreciation and amortization (EBITDA), in its internal analysis of results of operations and monitors it to evaluate its borrowing capacity. Management believes that EBITDA provides useful information to investors for meaningful comparison to prior periods and analysis of the critical components of its results of operations. Management also believes that EBITDA is a valuable financial measure for investors because it allows them to evaluate the Company's borrowing capacity.



    CONTACT: CompuDyne Corporation
             Geoffrey F. Feidelberg, 410-224-4415 ext.313 investors.relations@compudyne.com